UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2023

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 Oakton St. Morton Grove, IL	60053
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

          N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	LWAY	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2023, the Board of Directors (the “Board”) Lifeway Foods, Inc. (the “Company”) accepted the tendered resignation of Ludmila Smolyansky, a member of the Company’s Board of Directors, effective immediately.

As previously disclosed, Ms. Smolyansky was elected to the Board for a term expiring at the Company’s Annual Meeting of Stockholders to be held in 2024 after being nominated pursuant to that certain Settlement Agreement dated as of July 27, 2022 by and between the Company, Ms. Smolyansky and Edward Smolyansky, as amended on November 7, 2022 (the “Settlement Agreement”). Ms. Smolyansky had previously tendered her resignation, subject to acceptance by all members of the Board other than Ms. Smolyansky, in accordance with the Settlement Agreement. Pursuant to the Settlement Agreement, the vacancy created by Ms. Smolyansky’s resignation will remain unfilled until a nominee named by Ms. Smolyansky and Edward Smolyansky, has been appointed or nominated by the Board upon satisfaction of its regular qualification procedures.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEWAY FOODS, INC.
Dated: August 11, 2023	By:	/s/ Eric Hanson
Name: Eric Hanson Title: Chief Financial and Accounting Officer

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